VOTING AGREEMENT


         This Voting Agreement (this "AGREEMENT") is made and entered into as of April __, 2000, between Coachmen Industries, Inc., an Indiana corporation ("COACHMEN"), and the undersigned shareholder ("SHAREHOLDER") of Mod-U-Kraf Homes, Inc., a Virginia corporation (the "COMPANY").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Coachmen and the Company are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides, among other things, for the acquisition of the Company by Coachmen pursuant to the merger (the "MERGER") of a wholly owned subsidiary of Coachmen ("NEWCO') with and into the Company. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company owned by Shareholder will be converted at the Effective Time (as defined in the Merger Agreement) into the right to receive cash on the basis described in the Merger Agreement;

         B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of the number of outstanding shares of capital stock of the Company indicated on Annex I to this Agreement; and

         C. As a material inducement to enter into the Merger Agreement, Coachmen and Newco desire Shareholder to agree, and in consideration for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder is willing to agree, to vote the Shares and New Shares (as defined below) so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Agreement to Vote Shares; Additional Purchases; Transfers and Encumbrance.

                  1.1 Agreement to Vote Shares. During the term of this Agreement, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Shareholder shall cause the Shares and any New Shares (as defined below) to be voted:

                           (i) in favor of approval of the Merger and the
adoption and approval of the Merger Agreement including all actions contemplated thereby; and

                           (ii) against approval of any proposal made in
opposition to, or in competition with, consummation of the Merger and the Merger Agreement.

                  1.2 Definition. For purposes of this Agreement, "SHARES" shall mean all issued and outstanding shares of capital stock of the Company for which Shareholder is the beneficial owner or over which Shareholder has voting control, including any securities convertible into, or exercisable or exchangeable for shares of the Company's capital stock, all as set forth on Annex I attached hereto.

                  1.3 Additional Purchases. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases, or with respect to which Shareholder otherwise acquires beneficial ownership or voting control after the execution of this Agreement and prior to the date of termination of this Agreement ("NEW SHARES"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                  1.4 Transfer and Encumbrance. Without the prior written consent of Coachmen, Shareholder agrees not to transfer, sell, exchange, pledge, gift, or otherwise dispose of or encumber (collectively, "TRANSFER") any of the Shares or any New Shares or to discuss, negotiate, or make any offer or agreement relating thereto. Shareholder acknowledges that the intent of the foregoing sentence is to ensure that Coachmen retains the right under the Proxy (as defined in Section 2 hereof) to vote the Shares and any New Shares in accordance with the terms of the Proxy.

         2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Coachmen a proxy in the form attached hereto as Exhibit A (the "PROXY") with respect to the Shares and New Shares, which, subject to Section 5 hereof, shall be irrevocable to the fullest extent permitted by applicable law.

         3. Representations and Warranties of the Shareholder. Shareholder is the beneficial owner of the Shares free and clear of any liens, claims, options, charges or other encumbrances. Shareholder has full authority to vote and direct the voting of the Shares with respect to the matters contemplated hereby and has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         4. Additional Documents. Shareholder agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Coachmen, to carry out the intent of this Agreement.

         5. Termination. This Agreement and the Proxy shall terminate as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated in accordance with its terms.

         6. Miscellaneous.

                  6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and any person or entity to which legal or beneficial ownership of such Shares or New

Shares shall pass, whether by operation of law or otherwise, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  6.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Coachmen will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Coachmen upon any such violation, Coachmen shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Coachmen at law or in equity.

                  6.5 Indemnity by Coachmen. Both Coachmen and the Shareholder believe that the Merger, Merger Agreement and the consideration and transactions contemplated thereby are on fair terms and have been negotiated at arms length and in good faith. In the event (i) the Shareholder's Shares or New Shares are voted in favor of the Merger and Merger Agreement, and (ii) a claim is made by any stockholder of the Company (who is not a signatory to a voting agreement in form and substance as this Agreement) that the Shareholder has breached Shareholder's fiduciary duty as an officer or director of the Company by the making and execution of this Agreement, then Coachmen agrees to defend, indemnify and hold harmless the Shareholder from any such claim. Coachmen shall have the right to defend any such claim at its sole discretion and expense.

                  6.6 Notices. All notices and other communications relating to this Agreement shall be in writing, shall be (i) upon delivery, if delivered personally or by commercial messenger or courier service, (ii) one business day after the day of a facsimile transmission, if sent by facsimile with confirming copy by U.S. mail (first class, postage prepaid), or (iv) one business day after the business day of deposit with Federal Express or similar carrier for overnight delivery, freight prepaid, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Coachmen or Newco:  Coachmen Industries, Inc.
                                            2831 Dexter Drive
                                            P.O. Box 3300
                                            Elkhart, Indiana  46515
                                            Attn:  Richard M. Lauers, Esq.
                                            Telephone:        (219) 262-0123
                                            Facsimile:        (219) 262-8723

                           With a copy to:  Wyatt, Tarrant & Combs
                                            250 W. Main Street, Suite 1700
                                            Lexington, Kentucky  40507-1746
                                            Attn:  Judge B. Wilson II, Esq.
                                            Telephone:        (606) 233-2012
                                            Facsimile:        (606) 259-0649

                  If to the Shareholder:    To the address for notice set forth
                                            on the signature page hereof.

                           With a copy to:  Hunton & Williams
                                            Riverfront Plaza, East Tower
                                            951 East Byrd Street
                                            Richmond, Virginia  23219-4074
                                            Attn:  Randall S. Parks, Esq.
                                            Telephone:        (804) 788-7375
                                            Facsimile:        (804) 788-8218

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  6.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the corporate laws of the State of Virginia and, with respect to matters of law other than corporate law, the laws of the State of Virginia as they apply to contracts entered into and wholly to be performed within such state by residents thereof.

                  6.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  6.9 Effective Date. This Agreement shall become effective upon execution of the Merger Agreement.

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                                       COACHMEN INDUSTRIES, INC.

                                       By:        /s/ G. E. Stout
                                          --------------------------------------
                                       Name:          G. E. Stout
                                            ------------------------------------
                                       Title:         Executive Vice President
                                             -----------------------------------

                                       SHAREHOLDER:

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Shareholder's Address for Notice:

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------

                                     ANNEX I
                                     -------

         Shareholder beneficially owns and has voting control over the following capital stock of the Company:

                                    EXHIBIT A
                                    ---------

                                IRREVOCABLE PROXY

         The undersigned Shareholder of Mod-U-Kraf Homes, Inc., a Virginia corporation (the "COMPANY"), hereby irrevocably appoints the directors on the Board of Directors of Coachmen Industries, Inc., an Indiana corporation ("COACHMEN"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and New Shares (as each such term is defined in the Voting Agreement of even date between Coachmen and the Stockholder (the "VOTING AGREEMENT")) on the matters described below (and on no other matter), until such time as the Voting Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable (to the fullest extent permitted by law and subject to the termination of the Proxy as set forth in Section 5 of the Voting Agreement), is granted pursuant to the Voting Agreement, is granted in consideration of Coachmen entering into the Merger Agreement (as defined in the Voting Agreement) and is coupled with an interest. The attorneys and proxies named above will be empowered at any time prior to the termination of this proxy pursuant to Section 5 of the Voting Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares and the New Shares) of the undersigned at every annual, special or adjourned meeting of the Company's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares and the New Shares:

         (i) in favor of approval of the Merger (as defined in the Voting Agreement) and the adoption and approval of the Merger Agreement including all actions contemplated thereby; and

         (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement (collectively, the matters identified in clauses "(i)" and "(ii)" hereof are referred to herein as the "SPECIFIED MATTERS").

         The attorneys and proxies named above may only exercise this proxy to vote the Shares and any New Shares subject hereto at any time prior to the termination of this proxy pursuant to Section 5 of the Voting Agreement, at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting. The undersigned Shareholder may vote the Shares and New Shares on all matters other than the Specified Matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable and coupled with an interest.

         Dated:   April __, 2000

         Signature of Shareholder:
                                  ------------------------------
         Print Name of Shareholder:
                                   -----------------------------









                                   ***PROXY***

                                   SCHEDULE A
                                   ----------


The following persons have executed Voting Agreements and Irrevocable Proxies in the form attached hereto:


--------------------------------------------------------------------------------
NAME                                                     AMOUNT OF SHARES
----                                                     ----------------
--------------------------------------------------------------------------------
Bobbie L. Oliver                                         173,406
--------------------------------------------------------------------------------
Dale H. Powell                                           69,000
--------------------------------------------------------------------------------
Mary L. Fitts & Robert K. Fitts                          66,000
--------------------------------------------------------------------------------
Robert K. Fitts                                          12,547
--------------------------------------------------------------------------------
Edwin J. Campbell & Barbara E. Campbell                  30,052
--------------------------------------------------------------------------------
W. Curtis Carter                                         36,720
--------------------------------------------------------------------------------